SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1065 Avenue of the Americas, New York, NY	10018

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:           (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On March 30, 2011, CapLease, Inc. (the “Company”) entered into an underwriting agreement with Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in the underwriting agreement.  Pursuant to the terms and conditions of the underwriting agreement, the Company agreed to sell 10,000,000 shares of common stock (the “Initial Shares”) to the underwriters, and granted the underwriters an option exercisable for 30 days to purchase up to an additional 1,500,000 shares of common stock (the “Option Shares”) to cover over-allotments of shares.  The underwriters agreed to pay the Company a purchase price per share of $5.334 (reflecting a price to the public of $5.60 per share, less an underwriting discount of $0.266 per share).  The underwriting agreement contained customary representations and warranties, indemnification provisions and closing conditions.  The foregoing description of the underwriting agreement is qualified in its entirety by reference to the underwriting agreement filed as exhibit 1 to this Form 8-K and incorporated herein by reference.  Legal opinions delivered regarding the legality of the shares of common stock offered and certain tax matters are attached as exhibits 5 and 8, respectively, to this Form 8-K.

The issuance and sale of the Initial Shares closed on April 5, 2011.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
1	Underwriting Agreement, dated March 30, 2011, by and among the Company, and Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters.
5	Opinion of Hunton & Williams LLP regarding legality.
8	Opinion of Hunton & Williams LLP regarding tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPLEASE, INC.

By:	/s/ Paul C. Hughes
Paul C. Hughes
Vice President, General Counsel
and Corporate Secretary

DATE: April 5, 2011